SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  August 29, 1995


                         CANANDAIGUA WINE COMPANY, INC.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                    0-7570                   16-0716709
(State or Other Jurisdiction     (Commission                (IRS Employer
     of Incorporation)            File Number)              Identification No.)


                116 Buffalo Street, Canandaigua, New York, 14424
               --------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)


       Registrant's telephone number, including area code (716) 394-7900



         (Former Name or Former Address, if Changed Since Last Report)





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Item 2. Acquisition or Disposition of Assets

        On September 1, 1995, Canandaigua Wine Company, Inc. (the "Registrant"), through its wholly-owned subsidiary, Barton Incorporated ("BI"), acquired certain assets from United Distillers Glenmore, Inc. and several of its North American affiliates (collectively, "UDG"). The acquisition was made pursuant to an Asset Purchase Agreement dated August 29, 1995 (the "Purchase Agreement") entered into between BI and UDG (terms used in this Item 2 and not defined herein shall have the meanings as defined in the Purchase Agreement which is attached hereto as an Exhibit). The acquisition included all of UDG's rights to the Fleischmann, Skol, Mr. Boston, Canadian Ltd., Old Thompson, Kentucky Tavern, Chi Chi's, Glenmore and Di Amore distilled spirits brands; the U.S. rights to Inver House, Schenley and El Toro distilled spirits brands; inventories and other related assets. The acquisition also included two of UDG's production facilities: one located in Owensboro, Kentucky and the other located in Albany, Georgia (the "Plants"). In addition, pursuant to the Purchase Agreement, the parties entered into multi-year agreements under which BI will (i) purchase various bulk distilled spirits from UDG and (ii) provide continued packaging services for certain of UDG's distilled spirits brands as well as warehousing services. The Registrant, through BI, intends to operate the acquired production facilities and continue the sale of products under the acquired brands.

        The consideration for the acquisition of the tangible and intangible assets was the result of arms length negotiations and consisted of cash in the Closing Amount of $144,312,522. Within 60 days after the Closing Date, UDG is to deliver to BI a Closing Statement setting forth any required Closing Adjustment, in accordance with the Purchase Agreement. The Closing Adjustment will be paid by BI or UDG as appropriate, provided that BI may dispute the Closing Adjustment. If BI and UDG are unable to agree upon the Closing Adjustment, then the dispute will be submitted to an internationally recognized firm of independent public accountants chosen jointly by BI and UDG whose decision regarding the resolution of the dispute shall be final and binding on BI and UDG.

        The source of the cash payment made at closing, together with payment of other costs and expenses required by the transaction, was financing provided to the Registrant pursuant to a certain Third Amended and Restated Credit Agreement dated as of September 1, 1995 (the "Amended Credit Agreement") among the Registrant, its principal operating subsidiaries (the "Subsidiaries"), and a syndicate of 20 banks for which The Chase Manhattan Bank (National Association) ("Chase") acts as administrative agent (terms used below in this Item 2 and not defined herein shall have the meanings as defined in the Amended Credit Agreement). The syndicate includes Chase's Rochester Division, The First National Bank of Chicago, Wells Fargo Bank, N.A., Manufacturers and Traders Trust Company, Fleet Bank, PNC Bank, National Association, National City Bank, Natwest Bank N.A., NBD Bank, The Bank of Nova Scotia, Credit Suisse, The Daiwa Bank, Limited, Key Bank of New York, Chemical Bank, Cooperative Cental Raiffeisenboerenleenbank B.A. "Rabobanknederland", LTCB Trust Company, Corestates Bank, N.A., DG Bank Deutsche Genossenschaftsbank, The Fuji Bank Limited, The Sumitomo Bank, Limited (the "Banks"). The Amended Credit Agreement provides for (i) a $246,000,000 Term Loan, (ii) a $185,000,000 Revolving Credit Loan, with each loan expiring in approximately six years and (iii) the previously existing $25,000,000 irrevocable letter of credit issued in connection with the Registrant's June 29, 1993 acquisition of BI.





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The current interest rate under the Amended Credit Agreement may be increased or decreased depending upon the Registrant's debt ratio and long-term debt ratings. As compared to the Company's previously existing credit agreement, the Amended Credit Agreement contains more favorable interest rate terms because of a lower Applicable Margin on Base Rate Loans and Eurodollar Loans. In addition, as compared to the previously existing credit agreement, the Amended Credit Agreement reflects elimination of certain covenants and contains generally more favorable terms with respect to covenants, fees, types of loans available and restrictions on investments. In connection with the Amended Credit Agreement, the Banks have continued their liens and security interests in substantially all of the assets of the Registrant and the Subsidiaries and were given liens and
security  interests  in  all  accounts  and  general   intangibles,   inventory,
equipment, trademarks and other properties. Repayment of the loans is also guaranteed by the Subsidiaries.

       The foregoing information contained in this Form 8-K with respect to the acquisition and the financing thereof is qualified in its entirety by reference to the complete text of the Purchase Agreement and the Amended Credit Agreement, copies of which are attached hereto as Exhibits.


Item 5.  Press Release

        On August 29, 1995, the Registrant issued the following press release:

               Canandaigua Wine Company, Inc. (NASDAQ: WINEA and WINEB) announced today that its spirits division, Barton Incorporated, and United Distillers Glenmore, Inc. ("UDG") have signed a definitive agreement under which Barton will purchase from UDG certain assets including all of UDG's rights to Fleischmann, Skol, Mr. Boston, Canadian Ltd., Old Thompson, Kentucky Tavern, Chi Chi's, Glenmore and di Amore spirits brands; the U.S. rights to the Inver House, Schenley and El Toro spirits brands; related inventories and other assets; and two production facilities located in Owensboro, KY and Albany, GA. In addition, the transaction includes multi-year agreements under which UDG will supply Barton with bulk whisky and Barton will supply UDG with services including continued packaging of various UDG brands. The transaction has been approved by both parties' boards of directors and is scheduled to be completed on September 1, 1995.

               The purchase price is approximately $144 million. In addition, Barton will purchase at closing approximately $5 million of certain brandy inventories and packaging supplies related to the contract production arrangements with UDG. The purchase of assets is being financed through an increase to Canandaigua's term loan facility of $155 million. The financing is to be provided by a syndicate of twenty banks arranged by The Chase Manhattan Bank, (National Association).

               Gross sales, net sales (gross sales less excises taxes) and operating incomes for the products sold under these brands while owned by UDG during calendar 1994 were $231 million, $99 million and $16 million, respectively, on unit volume of approximately five million cases.

               Richard  Sands,   President  and  Chief   Executive   Officer  of
               Canandaigua, said, "We are very pleased to be acquiring these brands as another step in our strategy of





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               making  acquisitions  to strengthen  our presence in the beverage alcohol industry and to improve economies of scale. The addition of the UDG brands will almost double our market share in the United States distilled spirits category, as well as round out our portfolio of brands and category participation."

               Canandaigua Wine Company, Inc., headquartered in Canandaigua, New York, is a leading producer and marketer of more than 125 national and regional beverage alcohol brands. It is the second largest supplier of wines, the fifth largest importer of beers and the eighth largest supplier of distilled spirits in the United States. The Company's beverage alcohol brands are marketed in five general categories and include the following principal brands:

               o Table Wines: Almaden, Inglenook, Paul Masson, Taylor California Cellars, Cribari, Manischewitz, Taylor New York, Marcus James, Deer Valley and Dunnewood
               o Sparkling Wines: Cook's, J. Roget, Great Western and Taylor New York
               o Dessert Wines: Richards Wild Irish Rose, Cisco and Taylor New York
               o Imported Beers: Corona, St. Pauli Girl, Modelo Especial and Tsingtao
               o Distilled Spirits: Barton's Gin and Vodka, Ten High Bourbon Whiskey, Crystal Palace Gin and Vodka, Montezuma Tequila, Northern Light Canadian Whisky, Lauder's Scotch Whisky and Monte Alban Mezcal

        On September 1, 1995, the Registrant issued the following press release:

               Canandaigua Wine Company, Inc. (NASDAQ: WINEA and WINEB) announced today that its spirits division, Barton Incorporated, and United Distillers Glenmore, Inc. ("UDG") have closed the transaction in which Barton purchased from UDG certain assets including all of UDG's rights to the Fleischmann, Skol, Mr. Boston, Canadian Ltd., Old Thompson, Kentucky Tavern, Chi Chi's, Glenmore and di Amore spirits brands; the U.S. rights to the Inver House, Schenley and El Toro spirits brands; related inventories and other assets; and two production facilities located in Owensboro, KY and Albany, GA. In addition, the transaction included multi-year agreements under which UDG will supply Barton with bulk whisky and Barton will supply UDG with services including continued packaging of various UDG brands.

               Richard Sands, President and Chief Executive Officer of Canandaigua, said, "This acquisition more than doubles our market share, making us the fourth largest spirits supplier in the United States, and better positions us in the spirits category to take advantage of our strategy of creating economies of scale and capitalizing on strong wholesaler relationships. In addition, we expect to continue pursuing our strategy of making acquisitions across all three categories of our beverage alcohol business and believe that numerous opportunities exist in this regard."





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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

          a. Financial Statements of Business Acquired. At the time of the filing of this Report, it is impracticable to provide the financial statements required by Regulation S-X. The required financial statements will be filed by the Registrant on Form 8-K/A, as soon as practicable, but not later than November 14, 1995.

          b. Pro Forma Financial Information. At the time of the filing of this Report, it is impracticable to provide the pro forma financial information required by Regulation S-X. The required pro forma financial information will be filed by the Registrant on Form 8-K/A, as soon as practicable, but not later than November 14, 1995.

        c.     Exhibits.  See Index to Exhibits.





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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CANANDAIGUA WINE COMPANY, INC.


September 15, 1995                          By:   /s/Richard Sands
                                                  Richard Sands, President
                                                  and Chief Executive Officer






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                               INDEX TO EXHIBITS

(1)     Underwriting agreement

        Not Applicable.

(2) Plan of acquisition, reorganization, arrangement, liquidation or succession

          (a) Asset Purchase Agreement among Barton Incorporated (a wholly-owned subsidiary of the Registrant), United Distillers
               Glenmore, Inc., Schenley Industries Inc., Medley Distilling Company, United Distillers Manufacturing, Inc., and The Viking Distillery, Inc., dated August 29, 1995 (including a list briefly identifying the contents of all omitted schedules and exhibits thereto) is included herein as Exhibit 2(a) at pages 9 through 128 of this Report. The Registrant will furnish supplementally to the Commission or any security holder upon request a copy of any omitted schedule or exhibit.

          (b) Third Amended and Restated Credit Agreement between the Registrant, its principal operating subsidiaries, and certain banks for which The Chase Manhattan Bank (National Association) acts as Administrative Agent, dated as of September 1, 1995 (including a list briefly identifying the contents of all omitted schedules and exhibits thereto) is included herein as Exhibit 2(b) at pages 129 through 292 of this Report. The Registrant will furnish supplementally to the Commission or any security holder upon request a copy of any omitted schedule or exhibit.

(4)       Instruments  defining  the  rights  of  security  holders,   including
          indentures

        Not Applicable.

(16)    Letter re change in certifying accountant

        Not Applicable.

(17)    Letter re director resignation

        Not Applicable.

(21)    Other documents or statements to security holders

        Not Applicable.

(24)    Consents of experts and counsel

        Not Applicable.




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(25)    Power of attorney

        Not Applicable.

(27)    Financial Data Schedule

        Not Applicable.

(99)    Additional Exhibits

        None.

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